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                                                                     Exhibit 8.1

                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP


                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             www.troutmansanders.com
                             TELEPHONE: 404-885-3000
                             FACSIMILE: 404-885-3900

                                  April 5, 2004

AGCO Corporation
4205 River Green Parkway
Duluth, GA  30096

         REGISTRATION STATEMENT ON FORM S-3 (REGISTRATION NO. 333-104352)

Ladies and Gentlemen:

         We have acted as special counsel to AGCO Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the above-referenced Registration Statement, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on January 14, 2004, under the Securities Act of 1933, as amended (the "Act"), relating to the issuance and sale from time to time, pursuant to Rule 415 of the Act, of $700,000,000 or the foreign equivalent thereof in maximum aggregate offering price of (1) certain shares of the common stock of the Company (the "Common Stock") and (2) certain debt securities of the Company, as set forth in the prospectus contained in the Registration Statement (the "Prospectus"). The Company intends to issue and sell up to 14,720,000 shares (the "Shares") of the Common Stock to the underwriters (the "Underwriters") named in Schedule I to the Underwriting Agreement, dated April 1, 2004 (the "Underwriting Agreement"), entered into by and among the Company and the Underwriters.

         In formulating our opinion herein, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Underwriting Agreement, the Registration Statement, the Prospectus, the supplement to the prospectus dated April 1, 2004, relating to the sale of the Shares (the "Prospectus Supplement") and such other documents, instruments, certificates and records, and have reviewed such questions of law, as we have deemed necessary or appropriate for the opinion set forth below. In conducting this review, we have not conducted an independent examination of any of the facts set forth in the Underwriting Agreement, the Registration Statement, the Prospectus, the Prospectus Supplement or other documents, and have, consequently, relied upon the Company's representations that the information presented in these documents or otherwise furnished to us accurately represents and completely describes all material facts relevant to our opinion herein and upon the authenticity of all documents submitted to us as originals or certified copies, the accuracy of copies, the genuineness of all signatures and the legal capacity of all natural persons. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of these facts or documents.

         Additionally, in rendering our opinion herein, we have assumed that any and all transactions described in or contemplated by any of the aforementioned documents have been or will be consummated



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consistent with the descriptions of such transactions as set forth in the
Prospectus and the Prospectus Supplement and in accordance with the Underwriting Agreement.

         The opinion set forth in this letter is based on relevant provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations thereunder (including proposed and temporary regulations) and interpretations of the foregoing as expressed in court decisions, administrative determinations and legislative history, as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect. Our opinion is not binding on the Internal Revenue Service or on the courts and, therefore, provides no guarantee or certainty as to results. In addition, our opinion is based on certain factual representations and assumptions described herein. Any change occurring after the date hereof in, or a variation from, any of the foregoing bases for our opinion could affect the conclusions expressed below.

         Based on the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the discussion in the Prospectus Supplement under the caption "Summary of Certain United States Federal Tax Consequences," to the extent that such information constitutes matters of law, summaries of legal matters or legal conclusions, is a fair and accurate summary of the material United States federal income tax consequences of the ownership and disposition of the Shares.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, as originally filed or as subsequently amended, and to the references to Troutman Sanders LLP under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

         This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matter relating to the Company or to any investment therein, or under any other law. We assume no obligation to update or supplement this opinion to reflect any circumstances that arise after the date of this opinion and come to our attention, or any future changes in law.


                                              Very truly yours,

                                              /s/  Troutman Sanders LLP

                                              TROUTMAN SANDERS LLP






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